UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2009

AMDL, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California		92780
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-505-4461

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Final Closing of Private Placement

On January 30, 2009, we conducted the second and final closing (the "Final Closing") of a private offering under Regulation D for the sale to accredited investors of units consisting of $680,000 principal amount of 12% Senior Notes ("Notes") and five year warrants to purchase a total of 544,000 shares of our common stock at $1.13 per share (the "Warrant Shares"). Under the terms of the offering, the exercise price of the Warrant Shares was to be greater of 115% of the five day weighted average closing prices of our common stock as reported by NYSE Alternext US for the five trading days ended on January 30, 2009 or $1.00 per share.

We previously received $1,077,500 in gross proceeds (net proceeds of $947,425) in the First Closing held on December 8, 2009. An application for approval from the NYSE Alternext US for listing of all of the Warrant Shares (including the 862,000 issued in the First Closing) will be made as soon as practicable.

We may receive additional gross proceeds of approximately $862,000 from the exercise of the warrants issued in the First Closing and $617,720 from exercise of warrants issued in the Final Closing, exclusive of any proceeds from the exercise of placement agent warrants issued in the offering. No assurances can be given that any of the warrants will be exercised.

In connection with the offer and sale of securities to the purchasers in the offering, our exclusive placement agent was Cantone Research, Inc., a FINRA member broker- dealer. Cantone Research, Inc. received sales commissions of $68,000 and $27,900 non-accountable expenses for services in connection with the Final Closing. In addition, in the Final Closing we issued placement agent warrants to purchase a total of 54,400 shares, of which Cantone Research, Inc. received placement agent warrants to purchase 44,560 shares, Galileo Asset Management, S. A. received warrants to purchase 7,840 shares and Security Research Associates, Inc. received placement agent warrants to purchase 2,000 shares.

We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder. We believe that all of the purchasers are "accredited investors," as such term is defined in Rule 501(a) promulgated under the Securities Act.

S-3 Registration Statement
In connection with the offering, we agreed to file a registration statement by July 31, 2009 with the Securities and Exchange Commission on Form S-3 covering the resale of all of the Warrant Shares sold in the offering.

Item 7.01 Regulation FD Disclosure.

On January 30, 2009, we issued a press release announcing the Final Closing. A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1 Press release, dated January 30, 2009, announcing the Final Closing (furnished pursuant to Item 7.01).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, Inc.

January 30, 2009	By:	Akio Ariura

Name: Akio Ariura
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 30, 2009 Re Final Closing